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                                                                  EXHIBIT 24.1

                         [COOPERS & LYBRAND LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this Amendment No. 1 on Form S-3 (File No. 333-4006) of our report dated March 25, 1996, on our audits of the financial statements of Positron Corporation as of December 31, 1994 and 1995, and for the years ended December 31, 1994 and 1995. We also consent to the reference to our firm under the caption "Experts."





                                             /s/  Coopers & Lybrand L.L.P.

                                                  COOPERS & LYBRAND L.L.P.

Houston, Texas
May 22, 1996